UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2022

ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 Layton Avenue, 12th Floor Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-728-7030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07                   Submission of Matters to a Vote of Security Holders

On June 14, 2022, ModivCare Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, all proposed measures passed, and the director nominees recommended were elected. The final voting results for each of the matters and candidates submitted to a vote of stockholders at the Annual Meeting are as follows:

a)	The election of three (3) Class 1 Directors, each to serve for a three-year term until the 2025 annual meeting of stockholders:

Name of Nominee	Votes For	Against	Abstentions	Broker Non-Votes
Richard A. Kerley	11,685,593	887,564	2,230	235,310
Stacy Saal	12,308,170	264,544	2,673	235,310
Christopher S. Shackleton	11,613,267	848,753	113,367	235,310

b)	The non-binding advisory vote to approve the Company’s named executive officer compensation:

Votes For:	12,120,036
Votes Against:	452,466
Abstentions:	2,885
Broker Non-Votes:	235,310

c)	The approval of the ModivCare Inc. Employee Stock Purchase Plan:

Votes For:	12,506,675
Votes Against:	67,738
Abstentions:	974
Broker Non-Votes:	235,310

d)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year:

Votes For:	12,726,698
Votes Against:	81,740
Abstentions:	2,259
Broker Non-Votes:	N/A

Item 9.01                   Financial Statements and Exhibits

Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.

Date: June 14, 2022	By:	/s/ Jonathan B. Bush
	Name:	Jonathan B. Bush
	Title:	Senior Vice President, General Counsel & Secretary